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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 21, 2002


                         MOHEGAN TRIBAL GAMING AUTHORITY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Connecticut                  033-80655                06-1436334
-------------------------------      ------------         ---------------------
(State or other jurisdiction of      (Commission             (IRS employer
incorporation or organization)       File Number)         Identification No.)


         One Mohegan Sun Boulevard, Uncasville, CT               06382
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          (Address of principal executive offices)            (Zip Code)

        Registrant's telephone number, including area code (860) 862-8000

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MOHEGAN TRIBAL GAMING AUTHORITY

Form 8-K

Item 5.  OTHER EVENTS

On June 21, 2002, the Mohegan Tribal Gaming Authority (the "Authority") received the requisite consent of its lenders to Amendment No. 4 to its senior secured credit facility. The amendment revised the total leverage ratio permitted as of June 30, 2002 to 5.25 to 1.00 from 5.00 to 1.00 and increased the construction budget from $960.0 million to $1.0 billion. A copy of the amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

 (a)  Financial statements of business acquired

      Not applicable

 (b)  Pro-forma financial information

      Not applicable

 (c)  Exhibits

99.1  Amendment No. 4 to the Loan Agreement, dated June 21, 2002.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     June 24, 2002       By: /s/ Jeffrey E. Hartmann
      --------------------        ----------------------------------------------
                                  Jeffrey E. Hartmann, Executive Vice President
                                  Finance/Chief Financial Officer
                                  (Principal Financial and Accounting Officer)

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                                  EXHIBIT INDEX

Exhibit
Number                             Description
-------                            -----------
99.1 Amendment No. 4 to the Loan Agreement dated as of June 21, 2002 by and among the Mohegan Tribal Gaming Authority, the Mohegan Tribe of Indians of Connecticut and Bank of America National Trust and Savings Association.